QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 11, 2015, with respect to the financial statements of POZEN Inc. and the effectiveness of internal control over financial reporting of POZEN Inc. included in this Registration Statement (Form S-1) and related Prospectus of Aralez Pharmaceuticals Inc. for the registration of the resale of 4,800,000 shares of Aralez Pharmaceuticals Inc. common shares.

/s/ Ernst & Young LLP

Raleigh, North Carolina
December 31, 2015

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm